Exhibit 3.39

RR/CC/TRNXI.0011

INCORPORATION OF A CO-OPERATIVE

(please note that this is a non-certified translation;

the original is executed in the Dutch language)

On this day, the fifth day of April, two thousand and twelve, appeared before me, Renatus Martinus Rieter, civil law notary, officiating in The Hague, The Netherlands: Cai Fa Chu, born at Haarlem, The Netherlands, on the tenth day of September nineteen hundred eighty-five, employed at Bird & Bird, LLP, in The Hague, the Netherlands, with office address: Van Alkemadelaan 700, 2597 AW The Hague, the Netherlands, in this respect acting as a written proxy of:

1.	Tronox Worldwide LLC, a limited liability company formed under the laws of the state of Delaware, United States of America, having its registered office and primary address at Tronox Technical Center, 3301 N.W. 150th Street, Oklahoma City, Oklahoma 73134, United States of America, (“Tronox Worldwide”); for the purposes hereof acting as managing partner (beherend vennoot) of:

Tronox Holdings Europe C.V., a limited partnership (commanditaire vennootschap) established under the laws of the Netherlands, having its registered office at Prof. Gerbrandyweg 2, 3197 KK Botlek, Rotterdam, the Netherlands, and registered with the Dutch trade register under number: 24424862, this partnership hereinafter referred to as: the “Partnership”; and

2.	Tronox Holdings, Inc., a company incorporated under the laws of the state of Delaware, United States of America, having its primary address at Tronox Technical Center, 3301 N.W. 150th Street, Oklahoma City, Oklahoma 73134, United States of America and its registered office at 1209 Orange Street, Wilmington, DE 1980, United States of America (“Tronox Holdings”), acting as the limited partner (stille vennoot) of the Partnership.

The person appearing, acting as aforesaid, has declared that Tronox Worldwide, acting as managing partner (beherend vennoot) of the Partnership and Tronox Holdings, acting as the limited partner (stille vennoot) of the Partnership hereby found (oprichten) a co-operative (coöperatie), hereinafter referred to as: the “co-operative”, with the following articles of association:

ARTICLES

Name and registered seat

Article 1

1.1	The name of the co-operative is: Tronox Holdings Coöperatief U.A.

1.2	The co-operative has its registered seat in Amsterdam, The Netherlands.

Objects

Article 2

2.1	The objects of the co-operative are to provide for certain material needs of its members under agreements concluded with them in the business it conducts or causes to be conducted to that end for the benefit of its members, all with due observance of Section 2:53 paragraph 1 of the Dutch Civil Code.

2.2	The co-operative aims to achieve its objective by carrying out and/or causing to be carried out the following business activities:

a.	to incorporate, to participate in any way whatsoever, to manage, to supervise, to operate and to promote enterprises, businesses and companies;

b.	to finance businesses and companies;

c.	to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with the foregoing;

d.	to render advice and to render services to enterprises and companies;

e.	to provide guarantees, to bind the co-operative and to encumber its assets for obligations of companies and enterprises;

f.	to obtain, manage, exploit and alienate registered property and items of property in general;

g.	to trade in currencies, securities and items of property in general;

h.	to exploit and trade in patents, trade marks, licenses, know-how and other industrial property rights;

i.	to perform any and all activity of an industrial, financial or commercial nature;

as well as anything pertaining to the foregoing, relating thereto or conducive thereto, all in the widest sense of the word.

2.3	The co-operative may stipulate rights for and on behalf of its members but only to the extent that the rights relate to the members’ interests in the co-operative.

2.4	The co-operative is incorporated for an indefinite period of time.

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Membership

Article 3

3.1	The co-operative shall have members.

3.2	Membership with all rights and obligations attached thereto is transferable provided that prior to the transfer, the approval of the general meeting of members has been obtained by the unanimous written consent of all members.

3.3	A member may not create a right of pledge or a right of usufruct on its membership interest, unless the prior approval of the general meeting of members has been obtained, by the unanimous written vote of all members.

Admission of members

Article 4

4.1	Admission or replacement of (new) members shall occur by way of a resolution by the general meeting of members adopted by the unanimous vote of all members.

4.2	A written application for membership must be submitted to the management board of the co-operative. The general meeting of members shall resolve as soon as possible on the application.

4.3	The applicant will be notified in writing as soon as possible as to whether he is admitted as a member or is rejected as a member.

4.4	The expression “in writing” in these articles of association shall include any document transmitted by current means of communication and received in writing.

Register of members

Article 5

The management board shall keep a members’ register in which the names and addresses of the members of the co-operative, the dates of commencement and termination of the membership, and the manner in which the membership has terminated, shall be recorded.

End of membership

Article 6

6.1	The membership of a member ends when:

(a)	notice of termination (opzegging) is given by the co-operative in accordance with the provisions of article 7;

(b)	notice of termination (opzegging) is given by the member in accordance with the provisions of article 8;

(c)	removal (ontzetting) occurs, in accordance with the provisions of article 9;

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(d)	the member transfers his membership in accordance with these articles;

(e)	the existence of a member being a corporate entity terminates, unless the provisions of paragraph 2 apply;

(f)	a legal merger (juridische fusie) or a legal demerger (juridische splitsing) to which the co-operative is a party and as a result of which the co-operative ceases to exist.

6.2	If a member enters into a legal merger or a legal demerger as a result of which the member shall cease to exist, or is otherwise involved in a transaction with the purpose of transferring all or any part of its assets (including its membership) under universal succession of title (algemene titel), the membership shall transfer to the acquiring legal entity, provided that prior to such transfer the approval of the general meeting, the of members is obtained, by the unanimous vote of all members.

If such prior approval, as stated above, is not granted by the general meeting, the membership shall terminate as and when the member ceases to exist or the above transaction takes effect, as the case may be.

Article 7

7.1	The management board may terminate, on behalf of the co-operative, the membership of a member if:

(a)	a member becomes bankrupt, is dissolved or has been granted a moratorium of payment, or similar measures under foreign law are taken;

(b)	the member does not comply with his obligations to the co-operative;

(c)	the co-operative cannot reasonably be required to allow the membership to continue;

(d)	the member no longer meets one or more requirements for membership.

7.2	In the events as referred to in paragraph 1 of this article, the management board shall notify the member in writing of its decision to terminate the membership stating the reasons for the termination and effective date of termination. The management board may determine such effective date of termination.

7.3	A member who has been notified of the termination of his membership in the cases referred to in paragraph 1 of this article, may be suspended by the management board.

Article 8

8.1	A member may give notice of termination of membership at all times. Membership shall in that case be terminated with effect from the end of the current financial year. Notice of termination must be given at least four (4) weeks prior to the end of the financial year.

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However, a member has the right to terminate his membership with immediate effect:

(a)	if the member cannot reasonably be required to allow the membership to continue;

(b)	within one month after having become aware or having been notified of a resolution restricting his rights or increasing his obligations, in which case the resolution shall not apply to him;

(c)	within one month after having been informed of a resolution to convert the co-operative or to merge or demerge the same.

Notice of termination of membership shall be given by means of written notice to the management board or by placing a dated and signed statement in the register of members.

8.2	The management board shall send the member, who has given notice of termination of membership as described in paragraph 1, written notice of receipt within fourteen (14) days, failing which the member is entitled to give notice of termination of membership again by means of a bailiff’s summons at the expense of the co-operative.

Article 9

9.1	The management board may remove a member, if:

(a)	a member acts in breach of these articles of association, standing rules or other by-laws; or

(b)	a member acts in breach of a valid resolution of the co-operative; or

(c)	a member prejudices the co-operative in an unreasonable manner.

Such resolution of the management board can only be adopted if, prior to the removal, the written consent of all other members has been obtained.

9.2.	The management board shall notify the member concerned of the decision for removal by registered letter stating the reasons on which it is based.

9.3	A member who has been removed may appeal against the decision of the management board to the general meeting of members during one (1) month after the notification regarding the removal has been received by him.

9.4	A member, who has been removed, is suspended as such with effect from the day he received the registered letter containing the notification pertaining to his removal during the appeal term or until a decision on the appeal has been made by the general meeting of members.

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Rights and obligations of members

Article 10

10.1	Upon termination of membership of the co-operative (other than by way of a transfer as set out in these articles) only the payments as specified in article 23 hereof will become due.

10.2	Upon termination of membership (other than by way of a transfer) the (former) member shall only have the rights as specified by these articles. Upon termination of membership by way of a transfer the (former) member shall not have any rights after the transfer has taken place.

Article 11

11.1	The members may:

(a)	inspect the register of members; and

(b)	inspect the annual accounts drawn up, and other additional information required by law, and if required, obtain a copy of the aforementioned documents at no cost.

11.2	Each member is obliged to enter into an agreement with the co-operative as referred to in article 2 of these articles of association.

Article 12

12.1	Each member shall contribute as contribution (‘inleggelden’) to the co-operative cash or other assets, as determined by the general meeting of members by unanimous decision. No interest shall be payable on the contributions made by a member to the co-operative.

12.2	A contribution as referred under paragraph 1 shall be laid down in a separate contribution agreement between the co-operative and the member who made the contribution.

12.3	A member may only contribute any additional amounts, either cash or other assets, as contribution to the co-operative after the prior approval of the general meeting of members by unanimous decision.

12.4	Unless otherwise stipulated in these articles of association, no member shall have the right to withdraw any part of its contribution to the co-operative or to receive any distributions in respect of its membership in the co-operative without the prior approval of the general meeting of members by unanimous decision.

Management board. Appointment, dismissal and suspension. Remuneration.

Article 13

13.1	The management board (bestuur) shall consist of one or more directors A and one or more directors B.

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13.2	Only persons residing in the Netherlands and/or entities having their registered seat in the Netherlands may be appointed as director B.

13.3	Directors will be appointed by the general meeting of members.

13.4	The general meeting of members shall determine the number of directors. The number of directors B should be at least equal to the number of directors A.

13.5	Non-members of the co-operative may be appointed as directors.

Article 14

The directors may at all times be dismissed or suspended by the general meeting of members.

Article 15

15.1	The management board shall designate from its midst a chairman, a secretary and a treasurer. A director can have more than one function.

15.2	A director shall be appointed for an indefinite period.

15.3	Vacancies shall be filled as soon as possible. The management board shall be fully empowered to manage and represent the co-operative, even if it is incomplete.

15.4	If one or more of the directors are not in office or prevented from acting, the remaining directors or director shall assume his/their dut(y)(ies).

Article 16

The directors may receive a reimbursement of reasonable travel costs and other expenses. The general meeting of members shall decide on the remuneration of the directors.

Duties of the management board, meetings, decision making process and allocation of duties.

Article 17

17.1	Subject to the restrictions imposed by these articles of association, the management board shall be entrusted with the management of the co-operative.

17.2	The management board shall meet as often as any director shall see fit, however, in any case at least once per year.

17.3	Resolutions may only be passed if at least one director A and one director B are present at a meeting. Each director may cast one (1) vote at the meetings of the management board, whereby directors A and directors B have equal voting powers. Directors may only be represented in a meeting of the management board by a fellow director with the same letter indication pursuant to a written power of attorney.

17.4	All meetings of the management board shall be held in the Netherlands.

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17.5	The management board may also adopt resolutions outside a meeting provided that these are adopted in writing, all directors have been consulted and none of them opposes this way of adopting resolutions.

17.6	The chairman shall chair the meetings of the management board. In case of his absence the meeting shall appoint a chairman.

17.7	The management board may determine the duties with which each director will be charged in particular. The allocation of duties shall require the approval of the general meeting of members.

Approval of decisions of the management board

Article 18

18.1	The general meeting of members is entitled to require resolutions of the management board to be subject to its approval. These resolutions shall be clearly specified and notified to the management board in writing.

18.2	The lack of approval referred to in paragraph 1 does not affect the authority of the management board or the directors to represent the co-operative.

Representation of the co-operative. Conflict of interest

Article 19

19.1	The management board shall represent the co-operative. The authorization to represent the co-operative shall also accrue to a director A and a director B acting jointly.

19.2	The management board may resolve to grant power of attorney to one or more directors or other persons, to represent the co-operative within the limits of these articles of association and the power of attorney.

19.3	In all cases of a conflict of interest between the co-operative and one or more directors, the representation clause under paragraph 1 above will remain in full force. The general meeting of members is entitled to appoint one or more persons to represent the co-operative.

General meeting of members

Article 20

20.1	All members have admittance to the general meeting of members. Members may have themselves represented by a proxy-holder (who does not have to be a member of the co-operative) by way of a written power of attorney which should be submitted to the chairman of the general meeting of members. Without prejudice to the prior sentence, members may not have themselves represented by a proxy-holder with respect the resolutions to be taken by the general meeting of members as referred to in article 3 paragraph 2 and paragraph 3, article 4 paragraph 1, article 6 paragraph 2, article 12 paragraph 1, paragraph 3 and paragraph 4 and article 23 paragraph 6.

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20.2	Each non-suspended member shall have the right to cast one vote or more votes. The total number of votes that each member who is not suspended shall have is equal to the total amount of its member capital account divided by the total balance of all member capital accounts times one hundred, or the number closest thereto that can be divided by one (1), provided that each unsuspended member shall have at least one (1) vote.

20.3	Each year at least one general meeting of members shall be held.

20.4	Furthermore, the management board shall convene the general meeting of members as often as the management board shall see fit, or on the written application of at least one member.

20.5	General meetings of members shall be held in the Netherlands, or in such other place as agreed upon by all members.

20.6	All general meetings of members shall be convened at least fourteen (14) days prior to the date of the meeting by means of a notice convening the meeting, the address and the time of the meeting and the items of the agenda.

20.7	If one or more requirements of paragraph 6 have not been complied with, the meeting may nevertheless adopt valid resolutions provided all members are represented at the meeting, notwithstanding the provisions of paragraph 1 and paragraph 8.

20.8	If the management board or a member is of the opinion that there is a matter of the utmost urgency, the general meeting of members may be convened within a shorter period of time, however without the approval of all members never within a period of less than four (4) working days.

20.9	The general meetings of members shall be chaired by the chairman of the management board. In case of his absence the meeting shall appoint its chairman.

20.10	The chairman of the meeting shall designate a person to prepare the minutes.

20.11	Resolutions shall be passed at the general meeting of members by an absolute majority of votes unless these articles stipulate otherwise.

Resolutions outside a general meeting

Article 21

21.1	Resolutions of members may, except during a general meeting of members, also be adopted in writing, provided they are adopted unanimously by all members entitled to vote, and provided always that members may not have themselves represented by a proxy-holder with respect to the resolutions to be taken by the general meeting of members as referred to in article 3 paragraph 2 and paragraph 3, article 4 paragraph 1, article 6 paragraph 2, article 12 paragraph 1, paragraph 3 and paragraph 4 and article 23 paragraph 6.

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21.2	The management board shall keep a record of the resolutions thus made. Each of the members must procure that the management board is informed in writing of the resolutions made in accordance with paragraph 1 as soon as possible. The records shall be deposited at the offices of the co-operative for inspection by the members. Upon request each of them shall be provided with a copy or an extract of such record at not more than the actual costs.

Financial year, annual accounts, profit and losses.

Article 22

22.1	The financial year of the co-operative shall run from the first day of January up to and including the thirty-first day of December next.

22.2	Each year, within six (6) months after the end of the financial year, unless this period has been extended by a maximum of five (5) months by the general meeting of members on account of special circumstances, annual accounts shall be prepared by the management board and shall be made available for inspection by the members at the office of the co-operative. Within this period the management board shall also deposit the annual report for inspection by the members.

22.3	The general meeting of members may give instructions for the audit of the annual accounts to a chartered accountant. The accountant shall carry out the examination referred to in Section 2:393 Subsection 3 of the Dutch Civil Code, and shall report on his audit to the management board. He shall set out the result of his audit in a statement as to whether the annual accounts give a true and fair view. If the general meeting of members has not instructed a chartered accountant to audit the annual accounts, it shall annually appoint a committee of at least two members who may not form part of the management board. The committee shall examine the annual accounts and shall report on its findings to the general meeting of members. The management board must provide the committee for its examination with all information requested by it and show it, if so desired, the cash and valuables and allow it to inspect the books and records of the co-operative. The general meeting of members may not adopt the annual accounts if the members have not been able tot take cognizance of the accountant’s statement or the report of the committee.

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22.4	The annual accounts shall be adopted by the general meeting of members, which the management board shall cause to be held within one (1) month from the end of the period.

22.5	The annual accounts, as prepared, shall be signed by the directors and if the signature of one or more of them is missing this shall be stated, giving the reason therefore.

22.6	The management board shall ensure that the annual accounts which have been drawn up, the annual report and the other additional information required pursuant to article 2:392 paragraph 1 of the Dutch Civil Code shall be available for inspection by the members at the offices of the co-operative as from the date of the notice convening the meeting intended to consider the aforementioned documents.

22.7	A resolution of the general meeting of members to discharge the directors from liability for their management, shall relate exclusively to the management in as far as such is apparent from the annual accounts, unless expressly otherwise stated in the relevant resolution.

22.8	The co-operative shall maintain a profit reserve to which the profits and losses in any current financial year shall be allocated in accordance with the provisions of this article 22. (the “Profit Reserve”). From the positive balance of the profit and loss account first an amount equal to the negative balance of the Profit Reserve (if any) shall be allocated to the Profit Reserve. Any balances remaining shall, subject to this article 22 paragraph 10, be distributed to the members of the co-operative pro-rata to the balance of their respective member’s capital accounts and/or added to the Profit Reserve in the amount or amounts as determined by the general meeting of members. If no unanimous resolution has been adopted by the general meeting of members, the profits shall be added to the Profit Reserve.

22.9	Losses of the co-operative shall be allocated to the Profit Reserve.

22.10	Any distribution at the expense of the Profit Reserve can only be made pursuant to a unanimous resolution of the general meeting of members but (i) only up to the amount of the positive balance of the Profit Reserve, and (ii) provided that distributions shall at all times be made to the members pro-rata to the balance of their respective members capital accounts unless unanimously decided otherwise by the general meeting of members.

22.11	The general meeting of members may unanimously decide to make interim distributions from profits realized during a current year (as estimated by the general meeting) to the members, subject to this article 22 paragraph 10 and only to the extent that the Profit Reserve is not negative.

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22.12	A deficit may be made up to the detriment of the reserves prescribed by law only in so far as so permitted by law.

22.13	In case of a payment to a member in conformity with this article, such repayment shall be made to a bank account designated by that member within seven (7) days after the written request thereto by the member. The general meeting of members may decide that payments to members may also be made in kind.

Member capital accounts. Payments upon termination of membership

Article 23

23.1	The co-operative shall maintain in its accounts for each member a member capital account.

23.2	The accounts referred to in paragraph 1 shall be maintained in euro.

23.3	A member capital account may only be transferred together with the membership in the manner referred to in article 3 paragraph 2 of these articles of association.

23.4	The amounts advanced to the co-operative by a member in accordance with article 12 shall be entered in the member’s member capital account.

23.5	Without prejudice to paragraph 6 of this article, the amount of the advance in the member capital account shall be repaid only at the end of the membership or after the winding up of the co-operative, in accordance with the provisions of articles 25 and thereafter.

23.6	The authority to determine the timing and further conditions of any other distribution to the members, at the expense of the member capital accounts, shall be vested in the general meeting of members pursuant to a unanimous resolution, provided that each member capital account must have a positive balance at all times.

23.7	In case of a repayment to a member in conformity with paragraph 5 and 6 of this article, such repayment shall be made to a bank account designated by that member within seven (7) days after the written request thereto by the member. The general meeting of members may decide that payments to members may also be made in kind.

Amendment of the articles of association

Article 24

24.1	An amendment to the articles may only be made pursuant to a resolution of the general meeting of members, which has been convened mentioning that an amendment of the articles shall be proposed at the meeting. The verbatim text of the proposal must be enclosed with the notice convening the meeting and shall be available as the office of the co-operative for inspection by the members.

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24.2	Members, who in response to receipt of a proposal to amend the articles, wish to see an amendment made thereto, must notify the management board of the proposal containing the verbatim text of the amendment at least seven (7) days before the day on which the general meeting of members will be held, and the management board shall immediately, at least five (5) days before the meeting, notify the other members and shall send the aforesaid the text of the amendment.

24.3	The general meeting of members may only adopt a resolution to amend the articles by a unanimous vote of all members.

24.4	The provision of paragraphs 1 and 2 of this article shall not apply if all members are present or represented at the general meeting of members, and the resolution to amend the articles is passed by a unanimous vote or the resolution to amend the articles is taken outside a meeting.

24.5	Each director shall be authorized to execute the deed of amendment of the articles and to give a power of attorney for this purpose to another person.

Winding-up

Article 25

25.1	The co-operative may be dissolved by a resolution adopted by the general meeting of members.

25.2	The co-operative shall continue to exist after its dissolution to the extent required for the purpose of the liquidation of its assets and liabilities. In documents and announcements issued by it, the words: “in liquidation” (in liquidatie) must be added to its name.

25.3	The provisions of article 24 paragraphs 1, 3 and 4 shall correspondingly apply to a resolution to dissolve the co-operative.

25.4	From the balance remaining after payment of the debts there shall first be transferred as a liquidation distribution to each member the amount for which each member was credited on its member capital account. The remainder, if any, shall be transferred to the members in proportion to the amount for which they were credited on their member capital accounts at the time of the dissolution of the co-operative.

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Article 26

If the co-operative is dissolved pursuant to a resolution adopted by the general meeting of members its affairs shall be liquidated by the management board of the co-operative, unless the resolution to dissolve the co-operative has designated other liquidators.

Exclusion from liability

Article 27

Any liability of the members or the former members to contribute to a deficit of the co-operative is excluded.

Standing rules

Article 28

28.1	Standing rules and/or other rules shall further regulate, insofar as is necessary, all matters, which these articles shall leave for further regulation to the rules concerned, and all other subjects for which the general meeting of members considers rules to be advisable.

28.2	Adoption of and amendments to the standing rules and/or other rules may be made pursuant to a resolution of the general meeting of members by unanimous vote of all members.

28.3	The standing rules and/or other rules may not contain any provisions which deviate from or are contrary to the provisions of law or the articles, unless such deviation is permitted by law or the articles.

Transitional provision

Article 29.

The first financial year of the co-operative shall end on the thirty-first day of December, two thousand and twelve.

Final statements.

Finally, the person appearing, acting as aforesaid, has declared:

(A)	The first members of the co-operative are:

1.	Tronox Worldwide LLC, aforementioned; and

2.	Tronox Holdings, Inc., aforementioned.

(B).	The first members have agreed to make the following initial contribution to their member capital account:

1.	Tronox Worldwide LLC: nine hundred ninety-nine euro (EUR 999.--); and

2.	Tronox Holdings, Inc.: one euro (EUR 1.--).

(C)	Appointed as directors are:

I.	one director A, being: mister Michael Jon Foster, born in Illinois, United States of America, on the twenty-second day of February, nineteen hundred and sixty-seven, living at 3105 Canyon Road, Oklahoma City, OK 73120, United States of America;

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II.	two directors B, being:

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mister Ferdinand Johannes Lambertus Klinckhamers, born in Amsterdam, The Netherlands, on the twenty-ninth day of November nineteen hundred and sixty, residing at Talinghof 19, 2623 NR Delft, The Netherlands; and

•	mister Arie Jan Duvekot, born on the twenty-second day of February nineteen hundred sixty-five, in Vrouwenpolder, The Netherlands, residing at Ir. Jules Kayserdreef 4, 5915 JP Venlo, The Netherlands.

(D)	The address of the co-operative shall be Prof. Gerbrandyweg 2, 3197KK Rotterdam-Botlek.

POWERS OF ATTORNEY

The power of attorney granted to the appearing person is evidenced by two (2) documents which are attached to this deed.

CLOSE

The person appearing is known to me, civil law notary.

WITNESSED THIS DEED, the original of which was drawn up and executed in The Hague (‘s-Gravenhage) on the date first written above.

Prior to the execution of this deed, I, civil law notary, informed the appearing person of the substance of the deed and gave him an explanation thereon, and furthermore pointed out the consequences which will result from this deed.

Subsequently, the appearing person declared to have taken note of the contents of this deed after timely being given the opportunity thereto and waived a full reading of this deed.

Immediately after a limited reading, this deed was signed by the appearing person and me, civil law notary.

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UNOFFICIAL ENGLISH TRANSLATION OF

THE DEED OF ADMISSION AND AMENDMENT TO THE ARTICLES OF ASSOCIATION

OF

TRONOX HOLDINGS COÖPERATIEF U.A.

The attached document is an unofficial English translation of the deed of admission and amendment to the articles of association of Tronox Holdings Coöperatief U.A., having its corporate seat at Amsterdam, executed on June 22, 2012.

In this translation an attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in the translation, and if so, the Netherlands text will by law govern.

RR/CC/TRNXI.0010 (step 22A-2)

Final

DEED OF ADMISSION AND

AMENDMENT TO THE ARTICLES OF ASSOCIATION OF

TRONOX HOLDINGS COÖPERATIEF U.A.

(please note that this is a non-certified translation; the original will be executed in the Dutch language)

On this day, the twenty second day of June, two thousand and twelve, appeared before me, Renatus Martinus Rieter, civil law notary, officiating in The Hague (‘s-Gravenhage), The Netherlands:

Ilona Maria Kraan, born in Leiden, the Netherlands on the twentieth day of August nineteen hundred sixty-four, employed at Bird & Bird, LLP, in The Hague, the Netherlands, with office address: Van Alkemadelaan 700, 2597 AW The Hague, the Netherlands, for the purposes hereof acting as a written attorney of:

1.	Tronox Holdings Coöperatief U.A., a cooperative (coöperatie) with excluded liability organised under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, and with business address: Prof. Gerbrandyweg 2, 3197KK Rotterdam-Botlek, the Netherlands, registered in the trade register under number 55056113, hereinafter referred to as: the “Coop”; and

2.	Tronox Limited (ACN 153 348 111), a public company limited by shares and incorporated under the laws of Australia, having its business address at One Brodie Hall Drive, Bentley, Western Australia 6102 (“Tronox Ltd”), for the purposes hereof acting as limited partner (commanditaire vennoot) of:

Tronox Holdings Europe C.V., a limited partnership (commanditaire vennootschap) established under the laws of the Netherlands, having its registered office at Prof. Gerbrandyweg 2, 3197 KK Botlek, Rotterdam, the Netherlands, and registered with the Dutch trade register under number: 24424862, this partnership hereinafter referred to as: the “Partnership”

Notary\239401.1

The appearing person, acting as aforementioned, declared:

WHEREAS:

A.	The articles of association of Coop were established by deed of incorporation executed before R.M. Rieter, civil law notary officiating in The Hague (‘s-Gravenhage), the Netherlands, on the fifth day of April, two thousand and twelve (the “Articles”). The Articles have not been amended since.

B.	The members of the Coop are:

1.	Tronox Worldwide LLC, a limited liability company formed under the laws of the state of Delaware, United States of America, having its primary address at Tronox Technical Center, 3301 N.W. 150th Street, Oklahoma City, Oklahoma 73134, United States of America (“Tronox Worldwide”); acting: as managing partner (beherend vennoot) of: Tronox Holdings Europe C.V., a limited partnership (commanditaire vennootschap) established under the laws of the Netherlands, having its registered office at Prof. Gerbrandyweg 2, 3197 KK Botlek, Rotterdam and registered with the Dutch trade register under number: 24424862, this partnership hereinafter referred to as: the “Partnership”, and

2.	Tronox Holdings, Inc., a company incorporated under the laws of the state of Delaware, United States of America, having its primary address at Tronox Technical Center, 3301 N.W. 150th Street, Oklahoma City, Oklahoma 73134, United States of America and its registered office at 1209 Orange Street, Wilmington, DE 1980, United States of America (“Tronox Holdings”), acting as the limited partner (stille vennoot) of the Partnership.

C.	Tronox Ltd wishes to be admitted a member of the Coop and has submitted such request with the management board of the Coop.

D.	Pursuant to article 4 paragraph 1 of the Articles, the general meeting of members of the Coop unanimously resolved, on the ## day of June two thousand and twelve, outside a formal meeting, to admit Tronox Ltd as a new member of the Coop (the “Members Resolution”). A (fax) copy of the Members Resolution is attached to this deed.

E.	In the Members Resolution the general meeting of members of the Coop also resolved to amend the Coop’s articles of association.

The appearing person declared as follows:

I. Admission new member

1.	Following the Members Resolution, Tronox Ltd is a new member of the Coop as per the date hereof.

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2.	Tronox Ltd, as a new member of the Coop, has declared to have considered and acquainted itself with the text of the Articles and the amendment to the Articles as stated under II. below.

3.	The Coop hereby acknowledges that Tronox Ltd is admitted as a new member of the Coop as per the date hereof and shall cause the required notes to be entered into its members’ register.

II. Amendment of the articles of association

Pursuant to the Members Resolution, the Coop’s Articles are amended as follows:

“ARTICLES

Name and registered seat

Article 1

1.1	The name of the co-operative is: Tronox Holdings Coöperatief U.A.

1.2	The co-operative has its registered seat in Rotterdam, The Netherlands.

Objects

Article 2

2.1	The objects of the co-operative are to provide for certain material needs of its members under agreements concluded with them in the business it conducts or causes to be conducted to that end for the benefit of its members, all with due observance of Section 2:53 paragraph 1 of the Dutch Civil Code.

2.2	The co-operative aims to achieve its objective by carrying out and/or causing to be carried out the following business activities:

a.	to incorporate, to participate in any way whatsoever, to manage, to supervise, to operate and to promote enterprises, businesses and companies;

b.	to finance businesses and companies;

c.	to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with the foregoing;

d.	to render advice and to render services to enterprises and companies;

e.	to provide guarantees, to bind the co-operative and to encumber its assets for obligations of companies and enterprises;

f.	to obtain, manage, exploit and alienate registered property and items of property in general;

g.	to trade in currencies, securities and items of property in general;

h.	to exploit and trade in patents, trade marks, licenses, know-how and other industrial property rights;

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i.	to perform any and all activity of an industrial, financial or commercial nature;

as well as anything pertaining to the foregoing, relating thereto or conducive thereto, all in the widest sense of the word.

2.3	The co-operative may stipulate rights for and on behalf of its members but only to the extent that the rights relate to the members’ interests in the co-operative.

2.4	The co-operative is incorporated for an indefinite period of time.

Membership

Article 3

3.1	The co-operative shall have members.

3.2	Membership with all rights and obligations attached thereto is transferable provided that prior to the transfer, the approval of the general meeting of members has been obtained by the unanimous written consent of all members.

3.3	A member may not create a right of pledge or a right of usufruct on its membership interest, unless the prior approval of the general meeting of members has been obtained, by the unanimous written vote of all members.

Admission of members

Article 4

4.1	Admission or replacement of (new) members shall occur by way of a resolution by the general meeting of members adopted by the unanimous vote of all members.

4.2	A written application for membership must be submitted to the management board of the co-operative. The general meeting of members shall resolve as soon as possible on the application.

4.3	The applicant will be notified in writing as soon as possible as to whether he is admitted as a member or is rejected as a member.

4.4	The expression “in writing” in these articles of association shall include any document transmitted by current means of communication and received in writing.

Register of members

Article 5

The management board shall keep a members’ register in which the names and addresses of the members of the co-operative, the dates of commencement and termination of the membership, and the manner in which the membership has terminated, shall be recorded.

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End of membership

Article 6

6.1	The membership of a member ends when:

(a)	notice of termination (opzegging) is given by the co-operative in accordance with the provisions of article 7;

(b)	notice of termination (opzegging) is given by the member in accordance with the provisions of article 8;

(c)	removal (ontzetting) occurs, in accordance with the provisions of article 9;

(d)	the member transfers his membership in accordance with these articles;

(e)	the existence of a member being a corporate entity terminates, unless the provisions of paragraph 2 apply;

(f)	a legal merger (juridische fusie) or a legal demerger (juridische splitsing) to which the co-operative is a party and as a result of which the co-operative ceases to exist.

6.2	If a member enters into a legal merger or a legal demerger as a result of which the member shall cease to exist, or is otherwise involved in a transaction with the purpose of transferring all or any part of its assets (including its membership) under universal succession of title (algemene titel), the membership shall transfer to the acquiring legal entity, provided that prior to such transfer the approval of the general meeting, the of members is obtained, by the unanimous vote of all members.

If such prior approval, as stated above, is not granted by the general meeting, the membership shall terminate as and when the member ceases to exist or the above transaction takes effect, as the case may be.

Article 7

7.1	The management board may terminate, on behalf of the co-operative, the membership of a member if:

(a)	a member becomes bankrupt, is dissolved or has been granted a moratorium of payment, or similar measures under foreign law are taken;

(b)	the member does not comply with his obligations to the co-operative;

(c)	the co-operative cannot reasonably be required to allow the membership to continue;

(d)	the member no longer meets one or more requirements for membership.

7.2	In the events as referred to in paragraph 1 of this article, the management board shall notify the member in writing of its decision to terminate the membership stating the reasons for the termination and effective date of termination. The management board may determine such effective date of termination.

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7.3	A member who has been notified of the termination of his membership in the cases referred to in paragraph 1 of this article, may be suspended by the management board.

Article 8

8.1	A member may give notice of termination of membership at any time. Membership shall in that case be terminated with effect from the end of the current financial year. Notice of termination must be given at least four (4) weeks prior to the end of the financial year.

However, a member has the right to terminate his membership with immediate effect:

(a)	if the member cannot reasonably be required to allow the membership to continue;

(b)	within one month after having become aware or having been notified of a resolution restricting his rights or increasing his obligations, in which case the resolution shall not apply to him;

(c)	within one month after having been informed of a resolution to convert the co-operative or to merge or demerge the same.

Notice of termination of membership shall be given by means of written notice to the management board or by placing a dated and signed statement in the register of members.

8.2	The management board shall send the member, who has given notice of termination of membership as described in paragraph 1, written notice of receipt within fourteen (14) days, failing which the member is entitled to give notice of termination of membership again by means of a bailiff’s summons at the expense of the co-operative.

Article 9

9.1	The management board may remove a member, if:

(a)	a member acts in breach of these articles of association, standing rules or other by-laws; or

(b)	a member acts in breach of a valid resolution of the co-operative; or

(c)	a member prejudices the co-operative in an unreasonable manner.

Such resolution of the management board can only be adopted if, prior to the removal, the written consent of all other members has been obtained.

9.2.	The management board shall notify the member concerned of the decision for removal by registered letter stating the reasons on which it is based.

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9.3	A member who has been removed may appeal against the decision of the management board to the general meeting of members during one (1) month after the notification regarding the removal has been received by him.

9.4	A member, who has been removed, is suspended as such with effect from the day he received the registered letter containing the notification pertaining to his removal during the appeal term or until a decision on the appeal has been made by the general meeting of members.

Rights and obligations of members

Article 10

10.1	Upon termination of membership of the co-operative (other than by way of a transfer as set out in these articles) only the payments as specified in article 23 hereof will become due.

10.2	Upon termination of membership (other than by way of a transfer) the (former) member shall only have the rights as specified by these articles. Upon termination of membership by way of a transfer the (former) member shall not have any rights after the transfer has taken place.

Article 11

11.1	The members may:

(a)	inspect the register of members; and

(b)	inspect the annual accounts drawn up, and other additional information required by law, and if required, obtain a copy of the aforementioned documents at no cost.

11.2	Each member is obliged to enter into an agreement with the co-operative as referred to in article 2 of these articles of association.

Article 12

12.1	Each member shall contribute as contribution (‘inleggelden’) to the co-operative cash or other assets, as determined by the general meeting of members by unanimous decision. No interest shall be payable on the contributions made by a member to the co-operative.

12.2	A contribution as referred under paragraph 1 shall be laid down in a separate contribution agreement between the co-operative and the member who made the contribution.

12.3	A member may only contribute any additional amounts, either cash or other assets, as contribution to the co-operative after the prior approval of the general meeting of members by unanimous decision.

12.4	Unless otherwise stipulated in these articles of association, no member shall have the right to withdraw any part of its contribution to the co-operative or to receive any distributions in respect of its membership in the co-operative without the prior approval of the general meeting of members by unanimous decision.

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Management board, Appointment, dismissal and suspension, Remuneration.

Article 13

13.1	The management board (bestuur) shall consist of one or more directors A and one or more directors B.

13.2	Only persons residing in the Netherlands and/or entities having their registered seat in the Netherlands may be appointed as director B.

13.3	Directors will be appointed by the general meeting of members.

13.4	The general meeting of members shall determine the number of directors. The number of directors B should be at least equal to the number of directors A.

13.5	Non-members of the co-operative may be appointed as directors.

Article 14

The directors may at all times be dismissed or suspended by the general meeting of members.

Article 15

15.1	The management board shall designate from its midst a chairman, a secretary and a treasurer. A director can have more than one function.

15.2	A director shall be appointed for an indefinite period.

15.3	Vacancies shall be filled as soon as possible. The management board shall be fully empowered to manage and represent the co-operative, even if it is incomplete.

15.4	If one or more of the directors are not in office or prevented from acting, the remaining directors or director shall assume his/their dut(y)(ies).

Article 16

The directors may receive a reimbursement of reasonable travel costs and other expenses. The general meeting of members shall decide on the remuneration of the directors.

Duties of the management board, meetings, decision making process and allocation of duties.

Article 17

17.1	Subject to the restrictions imposed by these articles of association, the management board shall be entrusted with the management of the co-operative.

17.2	The management board shall meet as often as any director shall see fit, however, in any case at least once per year.

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17.3	Resolutions may only be passed if at least one director A and one director B are present at a meeting. Each director may cast one (1) vote at the meetings of the management board, whereby directors A and directors B have equal voting powers. Directors may only be represented in a meeting of the management board by a fellow director with the same letter indication pursuant to a written power of attorney.

17.4	All meetings of the management board shall be held in the Netherlands.

17.5	The management board may also adopt resolutions outside a meeting provided that these are adopted in writing, all directors have been consulted and none of them opposes this way of adopting resolutions.

17.6	The chairman shall chair the meetings of the management board. In case of his absence the meeting shall appoint a chairman.

17.7	The management board may determine the duties with which each director will be charged in particular. The allocation of duties shall require the approval of the general meeting of members.

Approval of decisions of the management board

Article 18

18.1	The general meeting of members is entitled to require resolutions of the management board to be subject to its approval. These resolutions shall be clearly specified and notified to the management board in writing.

18.2	The lack of approval referred to in paragraph 1 does not affect the authority of the management board or the directors to represent the co-operative.

Representation of the co-operative. Conflict of interest.

Article 19

19.1	The management board shall represent the co-operative. The authorization to represent the co-operative shall also accrue to a director A and a director B acting jointly.

19.2	The management board may resolve to grant power of attorney to one or more directors or other persons, to represent the co-operative within the limits of these articles of association and the power of attorney.

19.3	In all cases of a conflict of interest between the co-operative and one or more directors, the representation clause under paragraph 1 above will remain in full force. The general meeting of members is entitled to appoint one or more persons to represent the co-operative.

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General meeting of members

Article 20

20.1	All members have admittance to the general meeting of members. Members may have themselves represented by a proxy-holder (who does not have to be a member of the co-operative) by way of a written power of attorney which should be submitted to the chairman of the general meeting of members. Without prejudice to the prior sentence, members may not have themselves represented by a proxy-holder with respect to the resolutions to be taken by the general meeting of members as referred to in article 3 paragraph 2 and paragraph 3, article 4 paragraph 1, article 6 paragraph 2, article 12 paragraph 1, paragraph 3 and paragraph 4 and article 23 paragraph 6.

20.2	Each non-suspended member shall have the right to cast one vote or more votes. The total number of votes that each member who is not suspended shall have is equal to the total amount of its member capital account divided by the total balance of all member capital accounts times one hundred, or the number closest thereto that can be divided by one (1), provided that each unsuspended member shall have at least one (1) vote.

20.3	Each year at least one general meeting of members shall be held.

20.4	Furthermore, the management board shall convene the general meeting of members as often as the management board shall see fit, or on the written application of at least one member.

20.5	General meetings of members shall be held in the Netherlands, or in such other place as agreed upon by all members.

20.6	All general meetings of members shall be convened at least fourteen (14) days prior to the date of the meeting by means of a notice convening the meeting, the address and the time of the meeting and the items of the agenda.

20.7	If one or more requirements of paragraph 6 have not been complied with, the meeting may nevertheless adopt valid resolutions provided all members are represented at the meeting, notwithstanding the provisions of paragraph 1 and paragraph 8.

20.8	If the management board or a member is of the opinion that there is a matter of the utmost urgency, the general meeting of members may be convened within a shorter period of time, however without the approval of all members never within a period of less than four (4) working days.

20.9	The general meetings of members shall be chaired by the chairman of the management board. In case of his absence the meeting shall appoint its chairman.

20.10	The chairman of the meeting shall designate a person to prepare the minutes.

20.11	Resolutions shall be passed at the general meeting of members by an absolute majority of votes unless these articles stipulate otherwise.

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Resolutions outside a general meeting

Article 21

21.1	Resolutions of members may, except during a general meeting of members, also be adopted in writing, provided they are adopted unanimously by all members entitled to vote, and provided always that members may not have themselves represented by a proxy-holder with respect to the resolutions to be taken by the general meeting of members as referred to in article 3 paragraph 2 and paragraph 3, article 4 paragraph 1, article 6 paragraph 2, article 12 paragraph 1, paragraph 3 and paragraph 4 and article 23 paragraph 6.

21.2	The management board shall keep a record of the resolutions thus made. Each of the members must procure that the management board is informed in writing of the resolutions made in accordance with paragraph 1 as soon as possible. The records shall be deposited at the offices of the co-operative for inspection by the members. Upon request each of them shall be provided with a copy or an extract of such record at not more than the actual costs.

Financial year, annual accounts, profit and losses.

Article 22

22.1	The financial year of the co-operative shall run from the first day of January up to and including the thirty-first day of December next.

22.2	Each year, within six (6) months after the end of the financial year, unless this period has been extended by a maximum of five (5) months by the general meeting of members on account of special circumstances, annual accounts shall be prepared by the management board and shall be made available for inspection by the members at the office of the co-operative. Within this period the management board shall also deposit the annual report for inspection by the members.

22.3	The general meeting of members may give instructions for the audit of the annual accounts to a chartered accountant. The accountant shall carry out the examination referred to in Section 2:393 Subsection 3 of the Dutch Civil Code, and shall report on his audit to the management board. He shall set out the result of his audit in a statement as to whether the annual accounts give a true and fair view. If the general meeting of members has not instructed a chartered accountant to audit the annual accounts, it shall annually appoint a committee of at least two members who may not form part of the management board. The committee shall examine the annual accounts and shall report on its findings to

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the general meeting of members. The management board must provide the committee for its examination with all information requested by it and show it, if so desired, the cash and valuables and allow it to inspect the books and records of the co-operative. The general meeting of members may not adopt the annual accounts if the members have not been able to take cognizance of the accountant’s statement or the report of the committee.

22.4	The annual accounts shall be adopted by the general meeting of members, which the management board shall cause to be held within one (1) month from the end of the period referred to in article 22.2.

22.5	The annual accounts, as prepared, shall be signed by the directors and if the signature of one or more of them is missing this shall be stated, giving the reason therefore.

22.6	The management board shall ensure that the annual accounts which have been drawn up, the annual report and the other additional information required pursuant to article 2:392 paragraph 1 of the Dutch Civil Code shall be available for inspection by the members at the offices of the co-operative as from the date of the notice convening the meeting intended to consider the aforementioned documents.

22.7	A resolution of the general meeting of members to discharge the directors from liability for their management, shall relate exclusively to the management in as far as such is apparent from the annual accounts, unless expressly otherwise stated in the relevant resolution.

22.8	The co-operative shall maintain a profit reserve to which the profits and losses in any current financial year shall be allocated in accordance with the provisions of this article 22. (the “Profit Reserve”). From the positive balance of the profit and loss account first an amount equal to the negative balance of the Profit Reserve (if any) shall be allocated to the Profit Reserve. Any balances remaining shall, subject to this article 22 paragraph 10, be distributed to the members of the co-operative pro-rata to the balance of their respective member’s capital accounts and/or added to the Profit Reserve in the amount or amounts as determined by the general meeting of members. If no unanimous resolution has been adopted by the general meeting of members, the profits shall be added to the Profit Reserve.

22.9	Losses of the co-operative shall be allocated to the Profit Reserve.

22.10	Any distribution at the expense of the Profit Reserve can only be made pursuant to a unanimous resolution of the general meeting of members but (i) only up to the amount of the positive balance of the Profit Reserve, and (ii) provided that distributions shall at all times be made to the members pro-rata to the balance of their respective members capital accounts unless unanimously decided otherwise by the general meeting of members.

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22.11	The general meeting of members may unanimously decide to make interim distributions from profits realized during a current year (as estimated by the general meeting) to the members, subject to this article 22 paragraph 10 and only to the extent that the Profit Reserve is not negative.

22.12	A deficit may be made up to the detriment of the reserves prescribed by law only in so far as so permitted by law.

22.13	In case of a payment to a member in conformity with this article, such repayment shall be made to a bank account designated by that member within seven (7) days after the written request thereto by the member. The general meeting of members may decide that payments to members may also be made in kind.

Member capital accounts. Payments upon termination of membership

Article 23

23.1	The co-operative shall maintain in its accounts for each member a member capital account.

23.2	The accounts referred to in paragraph 1 shall be maintained in euro.

23.3	A member capital account may be transferred, partially or in its entirety, to another member. The members involved shall give immediate notice of such transfer to the co-operative

23.4	The amounts advanced to the co-operative by a member in accordance with article 12 shall be entered in the member’s member capital account.

23.5	Without prejudice to paragraph 6 of this article, the amount of the advance in the member capital account shall be repaid only at the end of the membership or after the winding up of the co-operative, in accordance with the provisions of articles 25 and thereafter.

23.6	The authority to determine the timing and further conditions of any other distribution to the members, at the expense of the member capital accounts, shall be vested in the general meeting of members pursuant to a unanimous resolution, provided that each member capital account must have a positive balance at all times.

23.7	In case of a repayment to a member in conformity with paragraph 5 and 6 of this article, such repayment shall be made to a bank account designated by that member within seven (7) days after the written request thereto by the member. The general meeting of members may decide that payments to members may also be made in kind.

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Amendment of the articles of association

Article 24

24.1	An amendment to the articles may only be made pursuant to a resolution of the general meeting of members, which has been convened mentioning that an amendment of the articles shall be proposed at the meeting. The verbatim text of the proposal must be enclosed with the notice convening the meeting and shall be available as the office of the co-operative for inspection by the members.

24.2	Members, who in response to receipt of a proposal to amend the articles, wish to see an amendment made thereto, must notify the management board of the proposal containing the verbatim text of the amendment at least seven (7) days before the day on which the general meeting of members will be held, and the management board shall immediately, at least five (5) days before the meeting notify the other members and shall send the aforesaid the text of the amendment.

24.3	The general meeting of members may only adopt a resolution to amend the articles by a unanimous vote of all members.

24.4	The provision of paragraphs 1 and 2 of this article shall not apply if all members are present or represented at the general meeting of members, and the resolution to amend the articles is passed by a unanimous vote or the resolution to amend the articles is taken outside a meeting.

24.5	Each director shall be authorized to execute the deed of amendment of the articles and to give a power of attorney for this purpose to another person.

Winding-up

Article 25

25.1	The co-operative may be dissolved by a resolution adopted by the general meeting of members.

25.2	The co-operative shall continue to exist after its dissolution to the extent required for the purpose of the liquidation of its assets and liabilities. In documents and announcements issued by it, the words: “in liquidation” (in liquidatie) must be added to its name.

25.3	The provisions of article 24 paragraphs 1, 3 and 4 shall correspondingly apply to a resolution to dissolve the co-operative.

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25.4	From the balance remaining after payment of the debts there shall first be transferred as a liquidation distribution to each member the amount for which each member was credited on its member capital account. The remainder, if any, shall be transferred to the members in proportion to the amount for which they were credited on their member capital accounts at the time of the dissolution of the co-operative.

Article 26

If the co-operative is dissolved pursuant to a resolution adopted by the general meeting of members its affairs shall be liquidated by the management board of the co-operative, unless the resolution to dissolve the co-operative has designated other liquidators.

Exclusion from liability

Article 27

Any liability of the members or the former members to contribute to a deficit of the co-operative is excluded.

Standing rules

Article 28

28.1	Standing rules and/or other rules shall further regulate, insofar as is necessary all matters, which these articles shall leave for further regulation to the rules concerned, and all other subjects for which the general meeting of members considers rules to be advisable.

28.2	Adoption of and amendments to the standing rules and/or other rules may be made pursuant to a resolution of the general meeting of members by unanimous vote of all members.

28.3	The standing rules and/or other rules may not contain any provisions which deviate from or are contrary to the provisions of law or the articles, unless such deviation is permitted by law or the articles.

Transitional provision

Article 29

The first financial year of the co-operative shall end on the thirty-first day of December, two thousand and twelve.”

Final provisions

Finally, the person appearing, acting as aforesaid, has declared:

A.	By deed of adherence, contribution and amendment to the partnership agreement of the Partnership, executed before R.M. Rieter, civil law notary officiating in The Hague (‘s-Gravenhage), the Netherlands, on the twenty-second day of June, two thousand and twelve, Tronox Ltd has adhered to the Partnership as a limited partner (commanditaire vennoot) (the “Deed of adherence to Tronox CV”).

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B.	In the Deed of adherence to Tronox CV, was assigned, contributed and transferred to Tronox Ltd, in connection its adherence to the Partnership:

•

fifty-nine and nine hundred and four thousandth percent (59.904%) of the Partnership Interest of Tronox Worldwide, including (inter alia) fifty-nine and nine hundred and four thousandth percent (59.904%) of the Tronox Worldwide Member Capital Account in the Coop, such under the condition precedent (opschortende voorwaarde) of Tronox Ltd being admitted to the Coop as a new member and amendment of the Articles; and

•

ninety-six thousandth percent (0.096%) of the Partnership Interest of Tronox Holdings, including (inter alia) ninety-six thousandth percent (0.096%) of the Tronox Holdings Member Capital Account in the Coop, such under the condition precedent (opschortende voorwaarde) of Tronox Ltd being admitted to the Coop as a new member and amendment of the Articles.

C.	In connection with the adherence to the Partnership, Tronox Ltd, acting in its own name, has contributed and assigned a claim on Tronox Global Holdings Pty Ltd (ACN 154 691 826), a proprietary company limited by shares incorporated under the laws of Australia, having its business address at One Brodie Hall Drive, Bentley, Western Australia 6102 (“TGH”) (this claim referred to as “TGH Claim”) to the Partnership.

D.	The Partnership shall contribute the TGH Claim to the Coop (the “Contribution Agreement”). Upon execution of this deed and the effectuation of the Contribution Agreement, the members of the Coop shall have the following member capital accounts:

•	Tronox Worldwide: sixty five million five hundred forty two thousand four hundred twenty three Euros and eighty Eurocents (65,542,423.80 EUR);

•	Tronox Ltd: ninety eight million three hundred twenty one thousand nine hundred sixty nine Euros and forty three Eurocents (98,321,969.43 EUR); and

•	Tronox Holdings: six thousand five hundred fifty five Euros and seventy Eurocents (6,555.70 EUR).

E.	The Coop has acknowledged the (conditional) transfer of ninety-six thousandth percent (0.096%) of the Tronox Holdings Member Capital Account and fifty-nine and nine hundred and four thousandth percent (59.904%) of the Tronox Worldwide Member Capital Account in the Deed of adherence to Tronox CV and shall cause the required notes to be entered into its members’ register.

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POWERS OF ATTORNEY/ATTACHMENT

1.	The powers of attorney granted to the appearing person are evidenced by two (2) written powers of attorney, which are attached to this deed.

2.	Furthermore to this deed is attached: (a (fax)copy of) the Members Resolution.

CLOSE

The appearing person is known to me, civil law notary.

WITNESSED THIS DEED, the original of which was drawn up and executed in The Hague (‘s-Gravenhage) on the date first written above.

Prior to the execution of this deed, I, civil law notary, informed the appearing person of the substance of the deed and gave him an explanation thereon, and furthermore pointed out the consequences which will result from this deed.

Subsequently, the appearing person declared to have taken note of the contents of this deed after timely being given the opportunity thereto and waived a full reading of this deed.

Immediately after a limited reading, this deed was signed by the appearing person and me, civil law notary, at nine hours and fifteen minutes ante meridiem and becomes effective as per that time.

(Signed by the person appearing and the Notary).

ISSUED AS TRUE COPY

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